Exhibit j 2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 107 constituting part of the Registration Statement on Form N-1A (the “Registration Statement”) of the MainStay Funds of our report dated February 18, 2011 relating to the consolidated financial statements of NYLIFE LLC and Subsidiaries, which appears in the Statement of Additional Information constituting part of the Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 25, 2011